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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2018

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814) 870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [  ]

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Item 2.02 Results of Operations and Financial Condition.

On July 26, 2018, Erie Indemnity Company (the "Company") issued a press release announcing financial results for the quarter and six months ended June 30, 2018. Copies of the press release and financial information are attached hereto and are incorporated herein by reference as Exhibit 99.1 and Exhibit 99.2, respectively.

On July 27, 2018 at 10:00 a.m. the Company will hold a telephone conference call that will be Webcast and that is complimentary to the press release announcing financial results for the quarter and six months ended June 30, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Executive Vice President

On July 25, 2018, Sean J. McLaughlin announced that he will retire as Executive Vice President and General Counsel of the Company at the end of 2018.

Item 8.01 Other Events.

At its meeting on July 24, 2018, the Company's Board of Directors approved the following quarterly dividend on shares of Erie Indemnity Company Class A common stock:

Dividend Number: 352
Class A Rate Per Share: $0.84
Declaration Date: July 24, 2018
Ex-Dividend Date: October 5, 2018
Record Date: October 9, 2018
Payable Date: October 23, 2018

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release
Exhibit 99.2 Financial Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

July 26, 2018	By:	/s/ Gregory J. Gutting

Name: Gregory J. Gutting
Title: Executive Vice President & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release
99.2	Financial Information